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                                                                    Exhibit 4.33

                                                                  EXECUTION COPY

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                            STATE STREET CORPORATION


                                 Bank One, N.A.
                      as Collateral Agent, Custodial Agent
                          and Securities Intermediary




                                       AND

                          Bank One Trust Company, N.A.,
                           as Purchase Contract Agent

                               -------------------

                                PLEDGE AGREEMENT


                               ------------------




                          DATED AS OF JANUARY 21, 2003




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                                    ARTICLE I
                                   Definitions

Section 1.1.  Definitions ................................................   2

                                   ARTICLE II
                         Pledge; Control And Perfection

Section 2.1.  The Pledge .................................................   4
Section 2.2.  Control and Perfection  ....................................   5

                                   ARTICLE III
                           Distributions on Collateral

Section 3.1.  Distributions ..............................................   7
Section 3.2.  Application of Payments ....................................   8

                                   ARTICLE IV
          Substitution, Release, Repledge and Settlement of Securities

Section 4.1.  Collateral Substitution and the Splitting Apart of SPACES ..   9
Section 4.2.  Collateral Substitution and the Re-Creation of SPACES ......   9

Section 4.3.  Termination Event  .........................................  10

Section 4.4.  Early Settlement; Merger Early Settlement ..................  10
Section 4.5.  Application of Proceeds; Collateral Insufficiency ..........  11


                                    ARTICLE V

                      Voting Rights -- Pledged Common Stock

Section 5.1.  Exercise by Purchase Contract Agent ........................  13


                                   ARTICLE VI

                               Rights and Remedies

Section 6.1.  Rights and Remedies of the Collateral Agent ................  13
Section 6.2.  Substitutions ..............................................  14

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                                  ARTICLE VII

                   Representations and Warranties; Covenants

Section 7.1.  Representations and Warranties ................................ 15
Section 7.2.  Covenants ..................................................... 15

                                  ARTICLE VIII

                              The Collateral Agent

Section 8.1.  Appointment, Powers and Immunities ............................ 16
Section 8.2.  Instructions of the Company ................................... 17
Section 8.3.  Reliance ...................................................... 17
Section 8.4.  Certain Rights ................................................ 17
Section 8.5.  Merger, Conversion, Consolidation or Succession to Business ... 18
Section 8.6.  Rights in Other Capacities .................................... 18
Section 8.7.  Non-reliance on Collateral Agent, the Custodial Agent and
              Securities Intermediary ....................................... 18
Section 8.8.  Compensation and Indemnity .................................... 18
Section 8.9.  Failure to Act ................................................ 19
Section 8.10. Resignation of Collateral Agent, the Custodial Agent and the
              Securities Intermediary ....................................... 20
Section 8.11. Right to Appoint Agent or Advisor ............................. 21
Section 8.12. Survival ...................................................... 21
Section 8.13. Exculpation ................................................... 21

                                   ARTICLE IX

                                   Amendment

Section 9.1.  Amendment Without Consent of Holders .......................... 21
Section 9.2.  Amendment With Consent of Holders ............................. 22
Section 9.3.  Execution of Amendments ....................................... 22
Section 9.4.  Effect of Amendments .......................................... 23
Section 9.5.  Reference To Amendments ....................................... 23


                                   ARTICLE X

                                 Miscellaneous

Section 10.1. No Waiver ..................................................... 23
Section 10.2. Governing Law ................................................. 23
Section 10.3. Notices ....................................................... 24
Section 10.4. Successors and Assigns ........................................ 24
Section 10.5. Counterparts .................................................. 24


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Section 10.6. Severability ................................................   24
Section 10.7. Expenses, Etc ...............................................   24
Section 10.8. Security Interest Absolute ..................................   25
Section 10.9. Waiver of Jury Trial ........................................   25

Exhibit A Collateral Insufficiency Notice

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                    PLEDGE AGREEMENT, dated as of January 21, 2003 (this
                    "Agreement"), among State Street Corporation, a Massachusetts corporation (the "Company"), as pledgee, Bank One, N.A., a national banking association, not individually but solely as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"), as custodial agent (in such capacity, together with its successors in such capacity, the "Custodial Agent") and as securities intermediary as defined in Section 8-102(a)(14) of the Code (as defined herein) (in such capacity, together with its successors in such capacity, the "Securities Intermediary"), and Bank One Trust Company, N.A., a national banking association, not individually but solely as purchase contract agent and as attorney-in-fact of the Holders (as defined herein) from time to time of the Securities (in such capacity, together with its successors in such capacity, the "Purchase Contract Agent") under the Purchase Contract Agreement (terms not otherwise defined herein are used herein with the meaning ascribed to them in the Purchase Contract Agreement).

                                    RECITALS

                  WHEREAS, the Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Purchase Contract Agreement"), pursuant to which the Securities will be issued.

                  WHEREAS, each SPACES will be comprised of (a) a Variable-Share Repurchase Contract and (b) a PACES, which will consist of (i) a Fixed-Share Purchase Contract, subject to the pledge of the Fixed-Share Rights, (ii) an Ownership Interest in the Treasury Strip, subject to the pledge thereof, and
(iii) an Ownership Interest in the Treasury Portfolio.

                  WHEREAS, in accordance with the terms of the Purchase Contract Agreement, a Holder of SPACES may separate the PACES from the related Variable-Share Repurchase Contract by substituting for the Pledged Fixed-Share Rights Common Stock sufficient to secure the Holder's obligation under the Variable-Share Repurchase Contract. Upon such separation, the SPACES will become a Separate PACES and a Separate COVERS.

                  WHEREAS, pursuant to the terms of the Purchase Contract Agreement, the Holders, from time to time, of the Securities have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided hereby of the Collateral.

                  NOW, THEREFORE, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Collateral Agent, the Securities Intermediary, the Custodial Agent and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Securities, agree as follows:


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                                    ARTICLE I

                                   Definitions

                  Section 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the defined terms in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and nouns and pronouns of the masculine gender include the feminine and neuter genders; and

                  (b) the words "HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                  "AGREEMENT" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "CODE" has the meaning specified in Section 6.1 hereof.

                  "COLLATERAL" has the meaning specified in Section 2.1 hereof.

                  "COLLATERAL AGENT" has the meaning specified in the first paragraph of this Agreement.

                  "COLLATERAL ACCOUNT" means the securities account maintained at Bank One, N.A. in the name "Bank One Trust Company, N.A., as Purchase Contract Agent on behalf of the holders of certain securities of State Street Corporation, Collateral Account subject to the security interest of Bank One, N.A., as Collateral Agent, for the benefit of State Street Corporation, as pledgee" and any successor account.

                  "COLLATERAL INSUFFICIENCY" has the meaning specified in
Section 4.5(c).

                  "COLLATERAL INSUFFICIENCY NOTICE" has the meaning specified in
Section 4.5(c).

                  "COMPANY" means the Person named as the "Company" in the first paragraph of this Agreement until a successor shall have become such, and thereafter "Company" shall mean such successor.

                  "CUSTODIAL AGENT" has the meaning specified in the first paragraph of this Agreement.

                  "INTERMEDIARY" means any entity that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

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                  "MERGER CONSIDERATION" means cash, securities or other
property received in exchange for Common Stock in connection with a Cash Merger.

                  "PLEDGE" has the meaning specified in Section 2.1 hereof.

                  "PLEDGED FIXED-SHARE RIGHT has the meaning set forth in
Section 2.1(c).

                  "PLEDGED COMMON STOCK" has the meaning set forth in Section 2.1(c).

                  "PLEDGED MERGER CONSIDERATION" has the meaning set forth in
Section 2.1(c).

                  "PLEDGED OWNERSHIP INTEREST IN THE TREASURY STRIP" has the meaning set forth in Section 2.1(c).

                  "PROCEEDS" means all interest, dividends, cash, instruments, securities, financial assets (as defined in Section 8-102(a)(9) of the Code) and other property from time to time received, receivable or otherwise distributed upon the sale, exchange, collection or disposition of the Collateral or any proceeds of any of the foregoing items.

                  "PURCHASE CONTRACT AGENT" has the meaning specified in the first paragraph of this Agreement.

                  "PURCHASE CONTRACT AGREEMENT" has the meaning specified in the second paragraph of this Agreement.

                  "SECURITIES INTERMEDIARY" has the meaning specified in the first paragraph of this Agreement.

                  "SECURITY ENTITLEMENT" has the meaning set forth in Section 8-102(a)(17) of the Code.

                  "STATED AMOUNT" means, with respect to any one SPACES or PACES, $200.

                  "TERMINATION DATE" means the date, if any, on which a Termination Event occurs.

                  "TRADES REGULATIONS" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

                  "TRANSFER" means, with respect to the Collateral and in accordance with the instructions of the Collateral Agent, the Purchase Contract Agent or the Holder, as applicable:

                  (i) in the case of Collateral consisting of securities which cannot be delivered by book-entry or which the parties agree are to be delivered in physical form, delivery in

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         appropriate physical form to the recipient accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

                 (ii) in the case of Collateral consisting of securities maintained in book-entry form, by causing a securities intermediary (as defined in Section 8-102(a)(14) of the Code) to (a) credit a Security Entitlement with respect to such securities to a "securities account" (as defined in Section 8-501(a) of the Code) maintained by or on behalf of the recipient and (b) to issue a confirmation to the recipient with respect to such credit. In the case of Collateral to be delivered to the Collateral Agent, the securities intermediary shall be the Securities Intermediary and the securities account shall be the Collateral Account. In addition, any Transfer of Treasury Strips hereunder shall be made in accordance with the TRADES Regulations and other applicable law.

                                   ARTICLE II

                         Pledge; Control And Perfection

                  Section 2.1. The Pledge. (a) The Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, and the Purchase Contract Agent, as such attorney-in-fact, hereby pledge and grant to the Collateral Agent, for the benefit of the Company, as collateral security for the performance when due by such Holders of their respective obligations under the related Contracts, a security interest in all of the right, title and interest of the Purchase Contract Agent and such Holders in:

         (i) (A) Ownership Interests in the Treasury Strips and the Fixed-Share Rights constituting a part of the SPACES, (B) Ownership Interests in the Treasury Strips constituting a part of the Separate PACES, (C) Common Stock relating to Variable-Share Repurchase Contracts forming a part of the Separate COVERS, (D) Common Stock or Merger Consideration delivered in accordance with
Section 4.1, Section 4.4 or Section 4.5 hereof, and (E) Fixed-Share Rights delivered in accordance with Section 4.2 hereof, in each case that have been Transferred to or otherwise received by the Collateral Agent and not released by the Collateral Agent to such Holders under the provisions of this Agreement;

                 (ii) the Collateral Account and all securities, financial assets, security entitlements, cash and other property credited thereto and all Security Entitlements related thereto; and

                (iii) all Proceeds of the foregoing (all of the foregoing, collectively, the "Collateral").

                  (b) Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the SPACES, Separate PACES, and Separate COVERS, shall cause the Ownership Interests in the Treasury Strip, the Fixed-Share Rights (including the Fixed-Share Rights Certificates evidencing such rights) and the Common Stock relating to the Variable-Share Repurchase Contracts forming a part of the Separate COVERS to be Transferred to the Collateral Agent for the benefit of the Company.

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                  (c) The pledge provided in this Section 2.1 is herein referred to as the "Pledge" and the Ownership Interest in the Treasury Strip, the Fixed-Share Right, the Common Stock and other Collateral subject to the Pledge, excluding any of the foregoing that have been released from the Pledge as provided in Article IV hereof, are hereinafter referred to as "Pledged Ownership Interest in the Treasury Strip," "Pledged Fixed-Share Right", "Pledged Common Stock" and "Pledged Merger Consideration" respectively. Subject to the Pledge and the provisions of Section 2.2 hereof, the Holders from time to time shall have full beneficial ownership of the Collateral. For purposes of perfecting the Pledge under applicable law, including, to the extent applicable, the TRADES Regulations or the Uniform Commercial Code, including Uniform Commercial Code -314, 9-106 and 8-106(e), as adopted and in effect in any applicable jurisdiction, the Collateral Agent shall be the agent of the Company as provided herein and shall not be acting on behalf of itself individually or on behalf of the Holders or the Purchase Contract Agent. Whenever directed by the Collateral Agent acting on behalf of the Company, the Securities Intermediary shall have the right to re-register in its name the Common Stock, the Fixed-Share Rights Certificate or any other securities held in physical form.

                  (d) Except as may be required in order to release Pledged Fixed-Share Rights or Pledged Common Stock, as applicable, in connection with a Holder's election to convert its investment from a SPACES to a Separate PACES and a Separate COVERS, or a Holder's election to re-create SPACES, or except as otherwise required to release any Collateral as specified herein, neither the Collateral Agent, the Custodial Agent nor the Securities Intermediary shall relinquish physical possession of any certificate evidencing an Ownership Interest in a Treasury Strip, the Fixed-Share Right, Common Stock or Merger Consideration, as applicable, prior to the termination of this Agreement. If it becomes necessary for the Securities Intermediary to relinquish physical possession of a certificate in order to release a portion of the Collateral evidenced thereby from the Pledge, the Securities Intermediary shall use its best efforts to obtain physical possession of a replacement certificate evidencing any Collateral remaining subject to the Pledge hereunder registered to it or endorsed in blank within fifteen days of the date it relinquished possession. The Securities Intermediary shall promptly notify the Company and the Collateral Agent of the Securities Intermediary's failure to obtain possession of any such replacement certificate as required hereby.

                  Section 2.2. Control and Perfection.

                  (a) In connection with the Pledge granted in Section 2.1, and subject to the other provisions of this Agreement, the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, hereby authorize and direct the Securities Intermediary (without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders), and the Securities Intermediary agrees, to comply with and follow any instructions and "entitlement orders" (as defined in Section 8-102(a)(8) of the Code) that the Company or the Collateral Agent may deliver with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect to financial assets maintained in the Collateral Account. In the event the Securities Intermediary receives from the Holders or the Purchase Contract Agent entitlement orders which conflict with entitlement orders received from the Company or the Collateral Agent, the Securities Intermediary shall follow the entitlement orders received from the Collateral Agent. Such instructions and entitlement orders may, without limitation, direct the Securities Intermediary to transfer, redeem, assign, or otherwise dispose of

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the Treasury Strips or Ownership Interests therein, the Fixed-Share Rights,
Common Stock, Merger Consideration and any Security Entitlements with respect thereto or sell, liquidate or dispose of such assets through a broker designated by the Company, and to pay and deliver any income, proceeds or other funds derived therefrom to the Company. The Purchase Contract Agent and the Holders from time to time acting through the Purchase Contract Agent, each hereby further authorize and direct the Company or the Collateral Agent, as agent of the Company, to itself issue instructions and entitlement orders, and to otherwise take action, with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect thereto, pursuant to the terms and provisions hereof, all without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders. The Collateral Agent shall be the agent of the Company only and shall not be the agent of the Holders or the Purchase Contract Agent and shall act only in accordance with the terms hereof or as otherwise directed by the Company. Without limiting the generality of the foregoing, the Collateral Agent shall issue entitlement orders to the Securities Intermediary when and as required by the terms hereof or as otherwise directed by the Company.

                  (b) The Securities Intermediary and the Purchase Contract Agent, for itself and as agent and attorney-in-fact for the Holders, hereby confirm and agree that:

                  (i) all securities or other property underlying any financial assets credited to the Collateral Account shall be registered in the name of the Securities Intermediary, or its nominee, indorsed to the Securities Intermediary, or its nominee, or in blank or credited to another collateral account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent or any Holder, payable to the order of, or specially indorsed to, the Purchase Contract Agent or any Holder except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank;

                 (ii) all property delivered to the Securities Intermediary pursuant to this Agreement (including, without limitation, any Treasury Strips, Fixed-Share Rights Certificates, or Common Stock or Merger Consideration) will be promptly credited to the Collateral Account;

                (iii) the Collateral Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Purchase Contract Agent as the "entitlement holder" (as defined in Section 8-102(a)(7) of the Code) with respect to the Collateral Account;

                 (iv) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Collateral Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders of such other Person; and

                 (v) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Company, the Collateral Agent, the Purchase Contract Agent or the Holders of the Securities purporting to limit or

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         condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in this Section 2.2 hereof.

                  (c) The Securities Intermediary and the Purchase Contract Agent, for itself and as agent and attorney-in-fact for the Holders, hereby agree that each item of property (whether investment property, financial asset, security, instrument, cash or otherwise) credited to the Collateral Account, including any Treasury Strips, Fixed-Share Rights and Common Stock, shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the Code.

                  (d) In the event of any conflict between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

                  (e) The Purchase Contract Agent hereby irrevocably constitutes and appoints the Collateral Agent and the Company, and each of them severally, with full power of substitution, as the Purchase Contract Agent's attorney-in-fact to take on behalf of, and in the name, place and stead of, the Purchase Contract Agent and the Holders, any action necessary or desirable to perfect and to keep perfected the security interest in the Collateral referred to in Section 2.1. The grant of such power-of-attorney shall not be deemed to require of the Collateral Agent any specific duties or obligations not otherwise assumed by the Collateral Agent hereunder. Notwithstanding the foregoing, in no event shall the Collateral Agent or Securities Intermediary be responsible for the preparation or filing of any financing or continuation statements in the appropriate jurisdictions or responsible for maintenance or perfection (other than by control) of any Security Interest hereunder. The Collateral Agent agrees to file such financing statements and amendments thereto as the Company may direct from time to time.

                  (f) The Purchase Contract Agent represents and warrants that its chief executive office is located in Columbus, Ohio and that it has more than one place of business.

                                   ARTICLE III

                           Distributions on Collateral

                  Section 3.1. Distributions. (a) So long as the Purchase Contract Agent is the registered owner of the Pledged Ownership Interest in the Treasury Strips, the Pledged Fixed-Share Right, the Pledged Common Stock or any securities forming a part of the Pledged Merger Consideration, it shall receive all payments thereon. If the Pledged Ownership Interest in the Treasury Strips, the Pledged Fixed-Share Right, the Pledged Common Stock or any securities forming a part of Pledged Merger Consideration are reregistered, such that the Collateral Agent becomes the registered holder, all payments and other distributions thereon including payments of the principal of the Pledged Ownership Interest in the Treasury Strips and payments or other distributions on the Pledged Fixed-Share Rights or the Pledged Common Stock or any securities forming a part of the Pledged Merger Consideration, that are received by the Collateral Agent and that are properly payable or deliverable hereunder, shall be:

                  (i) In the case of (A) payments or other distributions on the Pledged Fixed-Share Right or the Pledged Common Stock or any securities forming a part of Pledged Merger

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         Consideration and (B) any payment of the Ownership Interest in the
         Treasury Strips with respect to any Ownership Interest in the Treasury Strips that has been released from the Pledge pursuant to Section 4.3 hereof, shall be paid by wire transfer in same day funds, or delivered, by the Collateral Agent to the Purchase Contract Agent, for the benefit of the Holders of the applicable Securities, to the account designated by the Purchase Contract Agent for such purpose no later than 11:00 a.m., New York City time, on the Business Day such payment or other distribution is received by the Collateral Agent (provided that in the event such payment or other distribution is received by the Collateral Agent on a day that is not a Business Day or after 9:00 a.m., New York City time, on a Business Day, then such payment or delivery shall be made no later than 9:30 a.m., New York City time, on the next succeeding Business Day); and

                 (ii) In the case of payments in respect of any Pledged Ownership Interest in the Treasury Strips to be paid upon settlement of such Holder's obligations to purchase Common Stock under the Fixed-Share Purchase Contract, paid by wire transfer in same day funds to the Company on the Fixed-Share Stock Purchase Date in accordance with the procedure set forth in Section 4.5 hereof, in full satisfaction of the respective corresponding obligations of the Holders under the related Fixed-Share Purchase Contracts.

                  (b) Upon declaration of a dividend or any other distribution with respect to the Pledged Common Stock, the Company will prepare and transmit to the Collateral Agent, no later than two Business Days after the date of such declaration, a Company Certificate setting forth (i) the type and amount of distribution, (ii) the record date established by the Company for such distribution and (iii) the date that such distribution will be made to holders of Common Stock.

                  Section 3.2. Application of Payments. All payments or other distributions received by the Purchase Contract Agent as provided herein shall be applied by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement. If, notwithstanding the foregoing, (i) the Purchase Contract Agent or a Holder of a SPACES or Separate PACES shall receive any payments of principal on account of any Ownership Interest in the Treasury Strip that, at the time of such payment, is a Pledged Ownership Interest in the Treasury Strip, the Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company (and promptly deliver the same over to the Company) for application to the obligations of Holders under the related Fixed-Share Purchase Contracts, and Holders shall acquire no right, title or interest in any such payments of principal so received or (ii) a Holder of a SPACES shall receive any shares of Common Stock on account of any Fixed-Share Right that, at the time of receipt of such shares, is a Pledged Fixed-Share Right, such Holder shall hold the same for the benefit of the Company and shall promptly deliver the same over to the Purchase Contract Agent, who shall, as attorney-in-fact for such Holder, in accordance with the terms hereof and of the Purchase Contract Agreement, pledge and grant to the Collateral Agent, for the benefit of the Company, as collateral security for the performance when due by such Holder of its obligations under the related Variable-Share Repurchase Contract, a security interest in all of the right, title and interest of the Purchase Contract Agent and such Holder in such Common Stock.

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                                   ARTICLE IV

          Substitution, Release, Repledge and Settlement of Securities

                  Section 4.1. Collateral Substitution and the Splitting Apart of SPACES. At any time on or prior to the third Business Day immediately preceding the Fixed-Share Stock Purchase Date, a Holder of SPACES shall have the right to separate the PACES and the related Variable-Share Repurchase Contract by substituting a number of shares of Common Stock equal to the Maximum Variable-Share Settlement Rate per Variable-Share Repurchase Contract (subject to adjustment under Section 5.6 of the Purchase Contract Agreement), rounded up to the nearest whole share, for the Pledged Fixed-Share Rights securing such Holder's obligations under the Variable-Share Repurchase Contracts comprising a part of such SPACES by (a) Transferring to the Collateral Agent the applicable number of shares of Common Stock (subject to adjustment) for each Variable-Share Repurchase Contract being replaced and (b) delivering such SPACES to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit E to the Purchase Contract Agreement, to the Purchase Contract Agent stating that such Holder has transferred Common Stock to the Collateral Agent pursuant to clause (a) above and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Fixed-Share Rights related to such SPACES, whereupon the Purchase Contract Agent shall promptly give such instruction to the Collateral Agent in the form provided in Exhibit D to the Purchase Contract Agreement. Upon receipt of Common Stock from a Holder of SPACES and the related instruction from the Purchase Contract Agent, the Collateral Agent shall release the Fixed-Share Rights and shall promptly Transfer such Fixed-Share Rights, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent. At such point, for each SPACES that is split apart, the Holder will hold a Separate PACES and Separate COVERS. All items Transferred and/or substituted by any Holder pursuant to this
Section 4.1, Section 4.2 or any other Section of this Agreement shall be Transferred and/or substituted free and clear of all liens, claims and encumbrances.

                  Section 4.2. Collateral Substitution and the Re-Creation of SPACES. At any time on or prior to the third Business Day immediately preceding the Fixed-Share Stock Purchase Date, a Holder of Separate PACES and Separate COVERS shall have the right to recreate SPACES by (a) Transferring to the Collateral Agent the Fixed-Share Rights then comprising such number of SPACES as is equal to such Separate COVERS and (b) delivering such Separate PACES and Separate COVERS to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit E to the Purchase Contract Agreement, to the Purchase Contract Agent stating that such Holder has Transferred the relevant amount of Fixed-Share Rights to the Collateral Agent pursuant to clause
(a) above and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Common Stock related to such Separate COVERS, whereupon the Purchase Contract Agent shall promptly give such instruction to the Collateral Agent in the form provided in Exhibit D to the Purchase Contract Agreement. Upon receipt of the Fixed-Share Rights from such Holder and the instruction from the Purchase Contract Agent, the Collateral Agent shall release the Pledged Common Stock and shall promptly Transfer such Pledged Common Stock, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent.

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                  Section 4.3. Termination Event.

                  (a) Upon receipt by the Collateral Agent of written notice from the Company or written notice from the Purchase Contract Agent that has been confirmed in writing by the Company that there has occurred a Termination Event, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer any Pledged Fixed-Share Rights, Pledged Ownership Interest in the Treasury Strips, Pledged Common Stock or Pledged Merger Consideration to the Purchase Contract Agent for the benefit of the Holders of the Securities, as applicable, free and clear of any lien, pledge or security interest or other interest created hereby, provided that, if such Termination Event results from the Company being a debtor under the Bankruptcy Code, the Collateral Agent shall not release any Collateral except upon receipt of an opinion, as provided in Section 4.3(b) hereof or as required by final order of the court with jurisdiction of the Company's case under the Bankruptcy Code.

                  (b) If such Termination Event shall result from the Company becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Pledged Collateral, as provided by this Section 4.3, the Purchase Contract Agent shall, in its sole discretion, either:

                  (i) use best efforts to obtain an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent addressed to the Company and the Collateral Agent to the effect that, as a result of the Company being the debtor under the Bankruptcy Code, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 4.3, and, if such opinion is obtained, shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (y) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (z) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Collateral as provided in this Section 4.3, then the Purchase Contract Agent shall within 15 days after the occurrence of such Termination Event commence an action or proceeding in the court with jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and Transfer of all Pledged Collateral, as provided by this Section 4.3 or

                 (ii) commence an action or proceeding like that described in subsection (i)(z) hereof within ten days after the occurrence of such Termination Event.

                  Section 4.4. Early Settlement; Merger Early Settlement. Upon written notice to the Collateral Agent by the Purchase Contract Agent that one or more Holders of Securities have elected to effect Early Settlement or Merger Early Settlement of their respective obligations under the Fixed-Share Purchase Contracts or Variable-Share Repurchase Contracts forming a part of such Securities in accordance with the terms of the Contracts and the Purchase Contract Agreement (setting forth the number of such Contracts as to which such Holders have elected to effect such Early Settlement or Merger Early Settlement), and that the Purchase Contract Agent has received from such Holders, and paid or delivered to the Company, as confirmed to the Collateral Agent in writing by the Company, in the case of the Fixed-Share Purchase Contracts, the related Early Settlement Amounts or Merger Early Settlement Amounts, as the case may be, and in the case of the Variable-Share Repurchase Contracts, Common Stock as specified in Section 5.9(c) of the Purchase Contract Agreement or Merger Consideration as specified in Section 5.10(b) of the Purchase Contract Agreement, as applicable, in each case pursuant to the terms of the Fixed-Share Purchase Contracts or the Variable-Share Repurchase Contracts, as applicable, and the Purchase Contract Agreement and that all conditions to such Early Settlement or Merger Early Settlement, as the case may be, have been satisfied, then:

                  (i) in the case of a Fixed-Share Purchase Contract, (A) the Collateral Agent shall release from the Pledge the Pledged Ownership Interest in the Treasury Strip and shall Transfer such Pledged Ownership Interest in the Treasury Strip, free and clear of the Pledge created hereby, to the Purchase Contract Agent for the benefit of the applicable Holders and (B) if the Fixed-Share Purchase Contract being settled forms a part of a SPACES, and the related Variable-Share Repurchase Contract is not also being settled, the Purchase Contract Agent, as attorney-in-fact of the Holder of such Fixed-Share Purchase Contract, shall Pledge to the Collateral Agent, out of the shares of Common Stock deposited with the Purchase Contract Agent for the benefit of such Holder in connection with Early Settlement or Merger Early Settlement (subject to Section 5.9(j) of the Purchase Contract Agreement), a number of shares of Common Stock equal to the Maximum Variable-Share Settlement Rate (subject to adjustment under Section 5.6 of the Purchase Contract Agreement), rounded up to the nearest whole share, in order to secure such Holder's obligation to sell Common Stock under the related Variable-Share Repurchase Contract; and

                 (ii) in the case of a Variable-Share Repurchase Contract, the Collateral Agent shall release from the Pledge, (A) if the Variable-Share Repurchase Contract is held as a component of SPACES, the Fixed-Share Right, and (B) if the Variable-Share Repurchase Contract is held as a component of a Separate COVERS, the Pledged Common Stock, and shall Transfer such Pledged Fixed-Share Rights or Pledged Common Stock, as applicable, to the Purchase Contract Agent for the benefit of the applicable Holders (subject to the terms of the Purchase Contract Agreement).

                  Section 4.5. Application of Proceeds; Collateral Insufficiency. (a) In the event a Holder has not made an Early Settlement or a Merger Early Settlement of the Fixed-Share Purchase Contracts underlying its Securities prior to the Fixed-Share Stock Purchase Date, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Fixed-Share Purchase Contracts from the proceeds received in respect of the related Pledged Ownership Interests in the Ownership Interest in the maturing Treasury Strips. Without receiving any instruction from any such Holder, the Collateral Agent shall apply such proceeds to the settlement of such Fixed-Share Purchase Contracts on the Fixed-Share Stock Purchase Date.

                  (b) In the event a Holder has not made an Early Settlement or a Merger Early Settlement of the Variable-Share Repurchase Contracts underlying its securities prior to the Variable-Share Stock Purchase Date, such Holder shall be deemed to have elected to satisfy its delivery obligations thereunder with the Pledged Common Stock or the Pledged Merger Consideration, as applicable. Without receiving any instruction from any such Holder, the

Collateral Agent shall apply such Pledged Common Stock or Pledged Merger Consideration to the settlement of such Variable-Share Repurchase Contract on the Variable-Share Stock Purchase Date. Upon receipt of an Issuer Order, the Collateral Agent shall be authorized to dispose of any Pledged Common Stock or any securities forming a part of Pledged Merger Consideration to the extent necessary to make a cash payment in respect of a fractional share. Any Pledged Common Stock or Pledged Merger Consideration in excess of the product of (y) a number of shares of Common Stock (or equivalent Merger Consideration) equal to the Variable-Share Settlement Rate times (z) the number of Variable-Share Repurchase Contracts being settled, and any excess cash resulting from the disposition by the Collateral Agent of Collateral in order to make a cash payment in respect of a fractional share, shall be delivered by the Collateral Agent to the Purchase Contract Agent for the benefit of the Holders of such Variable-Share Repurchase Contracts.

                  (c) Notwithstanding anything herein to the contrary, if an event occurs that requires the Settlement Rates to be adjusted pursuant to
Section 5.6 of the Purchase Contract Agreement, no Proceeds with respect to Collateral received in connection with such an event shall be distributed to the Purchase Contract Agent for the benefit of the Holders, and all such Proceeds shall be held by the Collateral Agent as Collateral, until such time as the Company determines, in accordance with this Section 4.5(c), that a Collateral Insufficiency (as defined below) does not exist or has been cured. Upon the occurrence of such an event, the Company shall forthwith determine, in consultation with the Collateral Agent, whether the Collateral then securing Separate COVERS is still sufficient to satisfy in full a Holder's delivery obligations thereunder (an insufficiency of Collateral being referred to as a "Collateral Insufficiency"). The Company shall specify in the Company Certificate deliverable to the Collateral Agent and the Purchase Contract Agent pursuant to Section 5.7(a)(i) of the Purchase Contract Agreement whether a Collateral Insufficiency exists. The Collateral Agent shall forthwith send to each applicable Holder a notice, substantially in the form of Exhibit A hereto (a "Collateral Insufficiency Notice"), requesting that such Holder cure the Collateral Insufficiency within five Business Days of receipt of the Collateral Insufficiency Notice by delivering to the Purchase Contract Agent, for Pledge to the Collateral Agent by the Purchase Contract Agent as attorney-in-fact of such Holders, additional Common Stock such that, thereafter, the Pledged Common Stock per Variable-Share Repurchase Contract shall equal the Variable-Share Settlement Rate or, if in effect prior thereto, the Fixed Variable-Share Settlement Rate, as adjusted pursuant to Section 5.6 of the Purchase Contract Agreement. If the Holder does not cure the Collateral Insufficiency within five Business Days of receiving the Collateral Insufficiency Notice, upon receipt of an Issuer Order the Collateral Agent shall undertake to sell the Proceeds of the Collateral received by it in connection with the event triggering the adjustment to the Settlement Rates, and use the proceeds of such sale to purchase the type and amount of Collateral necessary to cure the Collateral Insufficiency. If the Collateral Agent is unable to cure the Collateral Insufficiency as described above, the Proceeds of the Collateral received in connection with the event triggering the adjustment to the Settlement Rates shall be retained by the Collateral Agent as Collateral and, upon settlement of the related Variable-Share Repurchase Contract, an amount thereof, based on its fair market value at the time of settlement, equal to the Applicable Market Value of the Collateral deficiency shall be delivered to the Company on the applicable Settlement Date. If requested by the Collateral Agent or as otherwise necessary, a nationally recognized independent investment banking firm shall be retained by the Company to ascertain the fair market value of such Proceeds at the time of settlement. If a Holder or the Collateral

Agent cures the Collateral Insufficiency, any Collateral held by the Collateral Agent in excess of that necessary to fully secure a Holder's delivery obligations under a Variable-Share Repurchase Contract shall be delivered to the Purchase Contract Agent for the benefit of such Holder in accordance with the provisions of this Agreement and the Purchase Contract Agreement. Subject to the foregoing, the obligations of each Holder of COVERS to deliver Common Stock pursuant to the underlying Variable-Share Repurchase Contracts are non-recourse obligations and shall be satisfied solely out of the Collateral pledged to secure the obligations of such Holders under such Variable-Share Repurchase Contracts and in no event will such Holders be liable for any deficiency between such Collateral and the applicable Settlement Rate.


                                    ARTICLE V

                      Voting Rights -- Pledged Common Stock

                  Section 5.1. Exercise by Purchase Contract Agent. The Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Common Stock or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract Agreement; provided, that the Purchase Contract Agent shall not exercise or, as the case may be, shall not refrain from exercising such right if, in the judgment of the Company, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Common Stock; and provided, further, that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Common Stock, including notice of any meeting at which holders of Common Stock are entitled to vote or solicitation of consents or proxies of holders of Common Stock, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Common Stock (in form and substance satisfactory to the Collateral Agent) as are prepared by the Purchase Contract Agent with respect to the Pledged Common Stock.


                                   ARTICLE VI

                               Rights and Remedies

                  Section 6.1. Rights and Remedies of the Collateral Agent. (a) In addition to the rights and remedies available at law or in equity, after an event of default under the Fixed-Share Purchase Contracts or Variable-Share Repurchase Contracts, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (or any successor thereto) as in effect in the State of New York from time to time (the "Code") (whether or not the Code is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Wherever reference is made in this Agreement to any section of the Code, such reference shall be deemed to include a reference to any provision of the Code, which is a successor to, or amendment of, such section. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law,
(i) retention of the Pledged Collateral in full satisfaction of the Holders' obligations under the Contracts or (ii) sale of the Collateral in one or more public or private sales, in each case at the written direction of the Company.

                  (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of any Pledged Ownership Interest in the Treasury Strip, Pledged Fixed-Share Right, Pledged Common Stock or Pledged Merger Consideration as provided in Article III hereof in satisfaction of the obligations of the Holder of the Securities of which such Pledged Ownership Interest in the Treasury Strip, Pledged Fixed-Share Right, Pledged Common Stock or Pledged Merger Consideration, as applicable, is a part under the related Contracts, the inability to make such payments shall constitute an event of default under the applicable Contracts and the Collateral Agent shall have and may exercise, with reference to such Pledged Ownership Interest in the Treasury Strip, Pledged Fixed-Share Right, Pledged Common Stock or Pledged Merger Consideration, as applicable, and such obligations of such Holder, any and all of the rights and remedies available to a secured party under the Code and the TRADES Regulations after default by a debtor, and as otherwise provided herein or under any other law.

                  (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments and other distributions (i) of the principal amount of the Pledged Ownership Interests in the Treasury Strips, or (ii) on the Pledged Common Stock or the Pledged Merger Consideration, subject, in each case, to the provisions of Article III, and as otherwise granted herein.

                  (d) The Purchase Contract Agent, individually and as attorney-in-fact for each Holder of Securities, agrees that, from time to time, upon the written request of the Company or the Collateral Agent, such Holder shall execute and deliver such further documents and do such other acts and things as the Company or the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Company or the Collateral Agent (acting upon the written request of the Company) hereunder, except for liability for its own grossly negligent act, its own grossly negligent failure to act, its bad faith or its own willful misconduct.

                  Section 6.2. Substitutions. Whenever a Holder has the right to substitute the Fixed-Share Rights or Common Stock, as the case may be, for Collateral held by the Collateral Agent, such substitution shall not constitute a novation of the security interest created hereby.

                                   ARTICLE VII

                    Representations and Warranties; Covenants

                  Section 7.1. Representations and Warranties. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represent and warrant to the Collateral Agent, which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral that:

                  (a) such Holder has the power to grant a security interest in and lien on the Collateral;

                  (b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Section 2.1;

                  (c) upon the Transfer of the Collateral to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any Intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Section 2.2); and

                  (d) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Section 2.1 or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

                  Section 7.2. Covenants. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

                  (a) neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

                  (b) neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the pledge hereunder, transferred in connection with the Transfer of the Securities.

                                  ARTICLE VIII

                              The Collateral Agent

                  Section 8.1. Appointment, Powers and Immunities. (a) The Collateral Agent, Custodial Agent, and Securities Intermediary shall each act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Each of the Collateral Agent, the Custodial Agent and the Securities Intermediary:

                  (i) shall have no duties or responsibilities except those expressly set forth or incorporated in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against any of them, nor shall any of them be bound by the provisions of any agreement by any party hereto beyond the specific or incorporated terms hereof;

                 (ii) shall not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Securities or the Purchase Contract Agreement (except as specifically incorporated by reference herein), or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent), the Securities or the Purchase Contract Agreement or any other document referred to or provided for herein (except as specifically incorporated by reference herein) or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or for the, priority or, except as expressly required hereby, existence, validity, perfection or maintenance of any security interest created hereunder;

                (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except in the case of the Collateral Agent, pursuant to directions furnished under Section 8.2, subject to Section 8.6);

                 (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own gross negligence, bad faith or willful misconduct; and

                 (v) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, the Securities or other property deposited hereunder.

Subject to the foregoing, during the term of this Agreement, the Collateral Agent, Custodial Agent, and Securities Intermediary shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder.

                  (b) No provision of this Agreement shall require the Collateral Agent, the Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be liable for any amount in excess of the value of the Collateral, except for its own gross negligence, bad faith or willful misconduct.

                  Section 8.2. Instructions of the Company. The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent shall receive indemnity satisfactory to it as provided herein. Nothing in this Section 8.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction. None of the Collateral Agent, the Custodial Agent or the Securities Intermediary has any obligation or responsibility to file UCC financing statements, except as directed by the Company.

                  Section 8.3. Reliance. Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent shall be entitled conclusively to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex or facsimile) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected in good faith by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

                  Section 8.4. Certain Rights. (a) Whenever in the administration of the provisions of this Agreement the Collateral Agent, the Custodial Agent or the Securities Intermediary shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith or willful misconduct on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary, be deemed to be conclusively proved and established by a certificate signed by one of the Company's officers, and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary and such certificate, in the absence of gross negligence or bad faith or willful misconduct on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary, shall be full warrant to the Collateral Agent, the Custodial Agent or the Securities Intermediary for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

                  (b) The Collateral Agent, the Custodial Agent or the Securities Intermediary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

                 Section 8.5. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Collateral Agent, the Custodial Agent or the Securities Intermediary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be a party, or any corporation succeeding to the business of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be the successor of the Collateral Agent, the Custodial Agent or the Securities Intermediary hereunder without the execution or filing of any of paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument or transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

                 Section 8.6. Rights in Other Capacities. The Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent, any other Person interested herein and any Holder of Securities (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent, the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent and any Holder of Securities without having to account for the same to the Company; provided that each of the Securities Intermediary, the Custodial Agent and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral other than the lien created by the Pledge.

                 Section 8.7. Non-reliance on Collateral Agent, the Custodial Agent and Securities Intermediary. None of the Securities Intermediary, the Custodial Agent or the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Securities of this Agreement, the Purchase Contract Agreement, the Securities or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Securities. None of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder of Securities (or any of their respective affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.

                 Section 8.8. Compensation and Indemnity. The Company agrees to:

                 (a) pay the Collateral Agent, the Custodial Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing between the Company and the

Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, for all services rendered by them hereunder;

                  (b) indemnify and hold harmless the Collateral Agent, the Custodial Agent, the Securities Intermediary and each of their respective directors, officers, agents and employees (collectively, the "Indemnitees"), from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses (including reasonable fees and expenses of counsel) (collectively, "Losses" and individually, a "Loss") that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which either the Collateral Agent, the Custodial Agent or the Securities Intermediary is entitled to rely pursuant to the terms of this Agreement, provided that the Collateral Agent, the Custodial Agent or the Securities Intermediary has not acted with gross negligence or engaged in wilful misconduct or bad faith with respect to the specific Loss against which indemnification is sought; and

                  (c) in addition to and not in limitation of paragraph (b) immediately above, indemnify and hold the Indemnitees and each of them harmless from and against, any and all Losses that may be imposed on, incurred by or asserted against, the Indemnitees or any of them in connection with or arising out of the Collateral Agent's, the Custodial Agent's or the Securities Intermediary's acceptance or performance of its powers and duties under this Agreement, provided the Collateral Agent, the Custodial Agent or the Securities Intermediary has not acted with gross negligence or engaged in wilful misconduct or bad faith with respect to the specific Loss against which indemnification is sought.

                  The provisions of this Section and Section 10.7 shall survive the resignation or removal of the Collateral Agent, the Custodial Agent or Securities Intermediary and the termination of this Agreement.

                  Section 8.9. Failure to Act. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, then at its sole option, each of the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent, the Custodial Agent and the Securities Intermediary shall not be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled to refuse to act until either:

                  (a) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Collateral Agent, the Custodial Agent or the Securities Intermediary; or

                  (b) the Collateral Agent, the Custodial Agent or the Securities Intermediary shall have received security or an indemnity satisfactory to it sufficient to save it harmless from and against any and all loss, liability or reasonable out-of-pocket expense which it may incur by reason of its acting.

                  The Collateral Agent, the Custodial Agent and the Securities Intermediary may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent, the Custodial Agent or the Securities Intermediary may deem necessary. Notwithstanding anything contained herein to the contrary, none of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

                  Section 8.10. Resignation of Collateral Agent, the Custodial Agent and the Securities Intermediary.


                  (a) Subject to the appointment and acceptance of a successor Collateral Agent, Custodial Agent or Securities Intermediary as provided below:

                  (i) the Collateral Agent, the Custodial Agent and the Securities Intermediary may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Securities;

                 (ii) the Collateral Agent, the Custodial Agent and the Securities Intermediary may be removed at any time by the Company; and

                (iii) if the Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Securities Intermediary may be removed by the Purchase Contract Agent, acting at the direction of the Holders of Securities.

                  The Purchase Contract Agent shall promptly notify the Company of any notice of grounds for removal of the Securities Intermediary pursuant to clause (iii) of this Section 8.10. Upon any resignation or removal of the Collateral Agent, Custodial Agent or Securities Intermediary, the Company shall have the right to appoint a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, which shall not be an Affiliate of the Purchase Contract Agent. If no successor Collateral Agent, Custodial Agent or Securities Intermediary shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's, Custodial Agent's or Securities Intermediary's giving of notice of resignation or the Company's or the Purchase Contract Agent's giving notice of such removal, then the retiring or removed Collateral Agent, Custodial Agent or Securities Intermediary may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Collateral Agent, Custodial Agent or Securities Intermediary. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each be a bank or a national banking association which has an office (or an agency office) in New York City with a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent, Custodial Agent or Securities Intermediary hereunder by a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, such successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, and the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall take all appropriate action, subject to payment of any amounts then due and payable to it hereunder, to transfer any money and property held by it hereunder (including the Collateral) to such successor, and shall follow the Company's instructions, if any, to ensure that the perfection of the Pledge is not affected thereby. The retiring Collateral Agent, Custodial Agent or Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Collateral Agent, Custodial Agent or Securities Intermediary hereunder. After any retiring Collateral Agent's, Custodial Agent's or Securities Intermediary's resignation hereunder as Collateral Agent, Custodial Agent or Securities Intermediary, the provisions of this Article 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent, Custodial Agent or Securities Intermediary. Any resignation or removal of the Collateral Agent, Custodial Agent or Securities Intermediary hereunder, at a time when such Person is acting as the Collateral Agent, Custodial Agent or Securities Intermediary, shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Collateral Agent, Securities Intermediary or Custodial Agent, as the case may be.

                  Section 8.11. Right to Appoint Agent or Advisor. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents pursuant to this Section 8.11 shall be subject to prior written consent of the Company, which consent shall not be unreasonably withheld.

                  Section 8.12. Survival. The provisions of this Article 8 shall survive termination of this Agreement and the resignation or removal of the
Collateral Agent, the Custodial Agent or the Securities Intermediary.

                  Section 8.13. Exculpation. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, directors, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them and regardless of the form of action.

                                   ARTICLE IX

                                    Amendment

                  Section 9.1. Amendment Without Consent of Holders. Without the consent of any Holders, the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, at any time and from time to time, may amend
this Agreement, in form satisfactory to the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, for any of the following purposes:

                  (i) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein;

                 (ii) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company so long as such covenants or such surrender do not adversely affect the validity, perfection or priority of the security interests granted or created hereunder;

                (iii) to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Custodial Agent, Securities Intermediary or Purchase Contract Agent; or

                 (iv) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

                  Section 9.2. Amendment With Consent of Holders. With the consent of the Holders of not less than a majority of the total Contracts at the time outstanding voting together as one class, by Act of said Holders delivered to the Company, the Purchase Contract Agent or the Collateral Agent, as the case may be, the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security adversely affected thereby,

                  (i) change the amount or type of Collateral underlying a Security (except as contemplated by Article IV of this Agreement), impair the right of the Holder of any Security to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral; or

                 (ii) otherwise effect any action that would require the consent of the Holder of each Security affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or

                (iii) reduce the percentage of such Contracts the consent of whose Holders is required for any such amendment.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

                  Section 9.3. Execution of Amendments. In executing any amendment permitted by this Section, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the

Purchase Contract Agent shall be entitled to receive and (subject to Section 6.1 hereof, with respect to the Collateral Agent, and Section 7.1 of the Purchase Contract Agreement, with respect to the Purchase Contract Agent) shall be fully protected in relying upon, a Company Certificate and Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied and, in the case of an amendment pursuant to Section 9.1, that such amendment does not adversely affect the validity, perfection or priority of the security interests granted or created hereunder.

                  Section 9.4. Effect of Amendments. Upon the execution of any amendment under this Article IX, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

                  Section 9.5. Reference To Amendments. Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Article IX may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for outstanding Certificates.

                                    ARTICLE X

                                  Miscellaneous

                  Section 10.1. No Waiver. No failure on the part of any party hereto or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any party hereto or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  Section 10.2. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND DEEMED TO BE A CONTRACT UNDER, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF. Without limiting the foregoing, the above choice of law is expressly agreed to by the Securities Intermediary, the Collateral Agent, the Custodial Agent and the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, in connection with the establishment and maintenance of the Collateral Account, which law, for purposes of the Code, shall be deemed to be the law governing all Security Entitlements related thereto. In addition, such parties agree that, for purposes of the Massachusetts or New York Uniform Commercial Code, as applicable, New York shall be the Securities Intermediary's jurisdiction. The Company, the Collateral Agent and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  Section 10.3. Notices. Unless otherwise stated herein, all notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or in the case of Holders, may be made and deemed given as provided in Sections 1.5 and 1.6 of the Purchase Contract Agreement) or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a mailed notice or notice transmitted by telecopier, upon receipt, in each case given or addressed as aforesaid.

                  Section 10.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the Securities, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

                  Section 10.5. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  Section 10.6. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  Section 10.7. Expenses, Etc. The Company agrees to reimburse the Collateral Agent, the Securities Intermediary and the Custodial Agent for:

                  (a) all reasonable out-of-pocket costs and all reasonable expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent, the Custodial

Agent and the Securities Intermediary), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement;

                  (b) all reasonable costs and expenses of the Collateral Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Securities to satisfy its obligations under the Contracts forming a part of the Securities and (ii) the enforcement of this Section 10.7; and

                  (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

                  Section 10.8. Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of any provision of the Contracts or the Securities or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of Securities under the related Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Contract or any other agreement or instrument relating thereto; or

                  (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

                  Section 10.9. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                              STATE STREET CORPORATION



                                              By:/s/ Frederick P. Baughman
                                                 -------------------------------
                                                 Name: Frederick P. Baughman
                                                 Title: Senior Vice President,
                                                        Controller & Chief
                                                        Accounting Officer


                                              Address for Notices:
                                              225 Franklin Street
                                              Boston, Massachusetts 02110
                                              Attention: General Counsel

                                              Telecopy: (617) 664-4747


                                              BANK ONE TRUST COMPANY, N.A.,
                                              as Purchase Contract Agent and as
                                              attorney-in-fact of the Holders
                                              from time to time of the
                                              Securities


                                              By:/s/ Melissa Wilman
                                                 -------------------------------
                                                 Name: Melissa Wilman
                                                 Title: Authorized Officer


                                              Address for Notices:
                                              153 West 51st Street
                                              New York, New York 10019

                                              Telecopy: (212) 373-1384

                                              BANK ONE, N.A.
                                              as Collateral Agent, Custodial
                                              Agent and Securities Intermediary

                                              By:/s/ Sandra Becker Whalen
                                                 --------------------------
                                              Name: Sandra Becker Whalen
                                              Title: Authorized Officer


                                              Address for Notices:
                                              153 West 51st Street
                                              New York, New York 10019

                                              Telecopy: (212) 373-1384












                                              Pledge Agreement

                         COLLATERAL INSUFFICIENCY NOTICE

[                     ],
    as Holder of [   ]Separate COVERS
[                     ]
[                     ]

Attention:
Telecopy:

                 Re: Separate COVERS of State Street Corporation (the "Company")

                  We hereby notify you in accordance with Section 4.5(c) of the Pledge Agreement, dated as of January 21, 2003, among the Company, us, as Collateral Agent, Custodial Agent and Securities Intermediary, and Bank One Trust Company, N.A., as Purchase Contract Agent and as attorney-in-fact for the holders of Separate COVERS from time to time (the "Pledge Agreement"), that, as a result of an adjustment to the Settlement Rates under Section 5.6 of the Purchase Contract Agreement between the Company and Bank One Trust Company, N.A., as Purchase Contract Agent, in connection with [describe triggering event], the Collateral securing your obligation to deliver shares of Common Stock pursuant to the Variable-Share Repurchase Contract underlying your Separate COVERS is no longer sufficient (such insufficiency, a "Collateral Insufficiency"). In accordance with Section 4.5(c) of the Pledge Agreement, you are hereby requested to deliver, within five Business Days of receipt of this notice, [ ] shares of [Common Stock] to the Purchase Contract Agent, to be pledged to the Collateral Agent to cure the Collateral Insufficiency. If such delivery is not made within such five Business Day period, the Collateral Agent shall take such actions as it is authorized to take under the Pledge Agreement in order to cure such Collateral Insufficiency. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Pledge Agreement.

Date: _____________________

                                              BANK ONE, N.A.,
                                              as Collateral Agent


                                              By:_______________________________
                                                 Name:
                                                 Title: